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                                                                    EXHIBIT 23.1


               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42022) pertaining to the ANC Rental Corporation 2000 Stock Option Plan of our report dated May 16, 2003, with respect to the consolidated financial statements and schedule of ANC Rental Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     /s/ Ernst & Young LLP

Fort Lauderdale, Florida
May 20, 2003